                                                                     EXHIBIT 4.2


                          LIONS GATE ENTERTAINMENT INC.

Certificate No. 1

      THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE AND THE COMMON SHARES OF LIONS GATES ENTERTAINMENT CORP. ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.

      THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE COMMON SHARES OF LIONS GATES ENTERTAINMENT CORP. ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
(I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.

      THIS NOTE, ANY COMMON SHARES OF LIONS GATES ENTERTAINMENT CORP. ISSUABLE UPON CONVERSION HEREOF AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO SUCH AMENDMENT OR SUPPLEMENT.

      THIS NOTE IS SUBJECT TO THE TERMS OF AN OPTIONAL REDEMPTION PURSUANT TO WHICH THE ISSUER MAY REDEEM THE NOTE AT ANY TIME ON OR AFTER OCTOBER 15, 2009 AT SPECIFIED REDEMPTION PRICES. THIS NOTE IS ALSO SUBJECT TO REPURCHASE AT THE OPTION OF THE HOLDER PURSUANT TO WHICH THE ISSUER MAY BE OBLIGATED TO REPURCHASE THIS NOTE ON SPECIFIED DATES OR UPON THE OCCURRENCE OF CERTAIN DESIGNATED EVENTS. THE OPTIONAL REDEMPTION AND REPURCHASES AT THE OPTION OF THE HOLDER ARE MORE FULLY DESCRIBED IN THE OFFERING CIRCULAR DATED SEPTEMBER 29, 2004, A COPY OF WHICH IS AVAILABLE FROM THE ISSUER UPON REQUEST.

      THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSONS IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

              2.9375% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2024
                               CUSIP NO. 535919AD6

      LIONS GATE ENTERTAINMENT INC., a Delaware corporation (herein called the "ISSUER"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) on October 15, 2024 and interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for. The right to payment of the principal and all other amounts due with respect hereto is subordinated to the rights of Senior Debt as set forth in the Indenture referred to on the reverse side hereof.

      Interest Payment Dates: April 15 and October 15, with the first payment to be made on April 15, 2005.

      Record Dates: April 1 and October 1.

      REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

      IN WITNESS WHEREOF, LIONS GATE ENTERTAINMENT INC. has caused this instrument to be duly signed.

                                      LIONS GATE ENTERTAINMENT INC.



                                      By: ________________________________
                                      Name:   James Keegan
                                      Title:  Chief Administrative Officer and
                                              Chief Financial Officer

Dated:  October 4, 2004

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Notes referred to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee



By: ________________________________
         Authorized Signatory

Dated:  October 4, 2004

                                [FORM OF REVERSE]

                         LIONS GATE ENTERTAINMENT INC.

              2.9375% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2024

1. INTEREST. LIONS GATE ENTERTAINMENT INC., a Delaware corporation (the "ISSUER"), promises to pay interest on the principal amount of this Note at the rate PER ANNUM shown above. The Issuer will pay interest semi-annually on April 15 and October 15 of each year, with the first payment to be made on April 15, 2005. Interest on the Notes will accrue on the principal amount from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from October 4, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      The Holder of this Note is entitled to the benefits of a Note Guarantee whereby Lions Gate Entertainment Corp., a British Columbia corporation and parent of the Issuer (the "COMPANY"), has fully and unconditionally guaranteed, as primary obligor and not merely as surety, to each Holder and the Trustee, the payment of principal and interest on this Note on an unsecured senior subordinated basis.

2.    MATURITY. The Notes will mature on October 15, 2024 ("MATURITY").

3. METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) to the persons who are registered Holders at the close of business on the record date set forth on the face of this Note next preceding the applicable interest payment date. Holders must surrender Notes to a Paying Agent to collect the principal, Optional Redemption Price, Optional Repurchase Price, Special Repurchase Price or Designated Repurchase Price of the Notes. The Issuer will pay all amounts due with respect to the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. If this
      Note is in global form, the Issuer will pay interest on the Notes by wire transfer of immediately available funds to The Depository Trust Company. With respect to Notes held other than in global form, the Issuer will make payments: (i) by U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Holder; or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount in excess of $5,000,000, by wire transfer in immediately available funds.

4. PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, J.P. Morgan Trust Company, National Association, (the "TRUSTEE") will act as Paying Agent and Registrar and the Issuer will act as Conversion Agent. The Issuer may change any Paying Agent, Registrar or Conversion Agent without notice. The Issuer or any Affiliate of the Issuer may act as Paying Agent.

5. INDENTURE. The Issuer issued the Notes under an Indenture dated as of October 4, 2004 (the "INDENTURE") between the Issuer, the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "Act") as in effect on the date of the Indenture. The Notes are subject to all such terms, and

      Holders are referred to the Indenture and the Act for a statement of such terms. The Notes are general unsecured senior subordinated obligations of the Issuer limited to $150,000,000 aggregate principal amount (including $25,000,000 principal amount of Notes exercised in full pursuant to an option by the Initial Purchasers (as defined in the Indenture) to cover over-allotments on September 29, 2004), except as otherwise provided in the Indenture. Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

6. OPTIONAL REDEMPTION. The Notes shall be redeemable, in whole or from time to time in part, at the option of the Issuer and subject to the terms and conditions of the Indenture, on any Trading Day on or after October 15, 2009 (an "OPTIONAL REDEMPTION DATE"), at a redemption price equal to, (i) if the Optional Redemption Date occurs on or after October 15, 2009 but before October 15, 2010, 100.839%, (ii) if the Optional Redemption Date occurs on or after October 15, 2010 but before October 15, 2011, 100.420%, or (iii) if the Optional Redemption Date occurs on or after October 15, 2011, 100%, of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the principal amount to be redeemed, to, but excluding, the Optional Redemption Date (the "OPTIONAL REDEMPTION PRICE"). Notice of any such redemption by the Issuer will be given at least 20, but not more than 60, days before any Optional Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. The Issuer shall pay or deposit funds with the Paying Agent in the amount of the Optional Redemption Price on or before the Trading Day immediately preceding the Optional Redemption Date. If notice of such a redemption is provided and funds are paid or deposited as required on or before the Optional Redemption Date, interest on and after the Optional Redemption Date will cease to accrue on the Notes or portions of Notes called for such a redemption. In the event that any Optional Redemption Date is not a Business Day, the Issuer will pay the Optional Redemption Price on the next Business Day without any additional interest or other payment due. If less than all the Notes are to be redeemed at the option of the Issuer, the Trustee shall select, by lot, on a pro rata basis or otherwise in accordance with the applicable procedures of the DTC, the Notes and portions of Notes to be redeemed. The Trustee may select for redemption Notes and portions of Notes of this series in amounts of whole multiples of $1,000 principal amount. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000 principal amount.

7. REPURCHASE AT OPTION OF HOLDER ON SPECIFIED DATES. On each of October 15, 2011, October 15, 2014 and October 15, 2019 (each a "SPECIFIED REPURCHASE DATE"), each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Issuer to purchase any or all of such Holder's Notes or any portion of the principal amount thereof that is equal to $1,000 or whole multiples thereof for a repurchase price equal to 100% of the principal amount of the Notes repurchased plus accrued and unpaid interest and additional interest, if any, to, but excluding, the Specified Repurchase Date (the "SPECIFIED REPURCHASE PRICE"), provided that such interest will be paid to the person who was the registered Holder at the close of business on the record date for the corresponding interest payment date. Notice of each Specified Repurchase Date containing the information required to be set forth in such notice by the Indenture shall be given by the Issuer to each Holder at its registered address not less than 20 Business Days prior to each Specified Repurchase Date. Each Holder electing to require the Issuer to repurchase the Holder's Notes shall submit such Notes to be repurchased, together with such other information and documents as required by the Indenture, to the Paying Agent on or before the close of business on the Specified Repurchase Date. In the event that a Holder submits Notes to be repurchased, the Issuer shall pay or deposit funds with the Paying Agent in the amount of the Specified Repurchase Price on the Trading Day immediately following the Specified Repurchase Date. If a Holder submits Notes to be repurchased and funds are paid or deposited as required, interest on and after the Specified Repurchase Date will cease to accrue on the Notes or portions of Notes submitted for repurchase.

8. REPURCHASE AT OPTION OF HOLDER UPON A DESIGNATED EVENT. If a Designated Event (as set forth in the Indenture) shall occur at any time prior to Maturity, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Issuer to purchase any or all of such Holder's Notes for cash or any portion of the principal amount thereof that is equal to $1,000 or whole multiples thereof for a repurchase price equal to 100% of the principal amount of the Notes purchased plus accrued and unpaid interest to, but excluding, the Designated Repurchase Date (the "DESIGNATED REPURCHASE PRICE"), provided that such interest will be paid to the person who was the registered Holder at the close of business on the record date for the corresponding interest payment date. Notice of the occurrence and type of Designated Event and containing the information required to be set forth in such notice by the Indenture (the "DESIGNATED EVENT NOTICE"), including, without limitation, the date selected by the Issuer that is not less than 20 nor more than 30 Business Days after the date of the Designated Event Notice (the "DESIGNATED REPURCHASE DATE"), shall be given by the Issuer to each Holder at such Holder's registered address, as well as to the Trustee, not more than 10 days after the Issuer has become aware of such an occurrence. Each Holder electing to require the Issuer to repurchase the Holder's Notes shall submit such Notes to be repurchased, together with such other information and documents as are required by the Indenture, to the Issuer or its designated agent on or before the close of business on the Designated Repurchase Date. If the Designated Event is a Change in Control, there shall, under certain circumstances, be added to and the Designated Repurchase Price shall include a Make Whole Premium as set forth in the Indenture and the Issuer shall pay the Designated Repurchase Price in cash. If the Designated Event is a Termination of Trading, the Issuer shall pay the Designated Repurchase Price in cash. In the event that a Holder submits Notes to be repurchased, the Issuer shall pay or deposit funds and/or Common Shares, as applicable, with the Paying Agent in the amount of the Designated Repurchase Price on the Trading Day immediately following the Designated Repurchase Date. If a Holder submits Notes to be repurchased and funds and/or Common Shares, as applicable, are paid or deposited as required, interest on and after the Designated Repurchase Date will cease to accrue on the Notes or portions of Notes submitted for repurchase.

            In the event that of a Change of Control occurs that would otherwise trigger the obligation of the Issuer to pay the Make Whole Premium, the Issuer may elect instead to provide that the Notes become convertible into Common Shares of the Public Entity, subject to certain conditions as specified in the Indenture.

9. CONVERSION. Subject to and upon compliance with the provisions of the Indenture, a Holder is entitled until the close of business on the Trading Day immediately preceding the Maturity Date, at its option, to convert any Notes that are whole multiples of $1,000 principal amount into Common Shares (or, at the option of the Issuer, into cash or a combination of cash and Common Shares) at the Conversion Rate in effect at the time of conversion, subject to the adjustments described below, only during specified periods under any of the following circumstances:

            (i) if, on or prior to October 15, 2019, the Closing Sale Price of the Common Shares for at least 20 Trading Days in the 30 consecutive Trading-Day period ending on the eleventh Trading Day of any fiscal quarter exceeds 120% of the then-current Conversion Price in effect, then the Holder will be entitled to convert such Notes until the eleventh Trading Day of the immediately following fiscal quarter;

            (ii) if, on any Trading Day after October 15, 2019, the Closing Sale Price of the Common Shares exceeds 120% of the then-current Conversion Price in effect, then the Holder will be entitled to convert such Notes at all times thereafter;

            (iii) if, at any time on or before October 15, 2019, the Trading Price per $1,000 principal amount of Notes for each Trading Day of any five consecutive Trading-Day period is less than 98% of the product of the Closing Sale Price of the Common Shares and the Conversion Rate then in effect, then the Holder will be entitled to convert such Notes until the close of business on the fifth Trading Day immediately following the conclusion of any such five consecutive Trading-Day period;

            (iv) if the Issuer calls a Holder's Notes for redemption, the Holder thereof will be entitled to convert such Notes from the date of the notice of Redemption until the close of business on the Trading Day immediately preceding to the Optional Redemption Date, after which time such Holder's right to convert will expire unless the Issuer defaults in the payment of the Conversion Price;

            (v) if the Company distributes to all Holders, rights, options or warrants entitling them to purchase Common Shares at a price less than the average Closing Sale Price of the Common Shares for the ten Trading Days ending on the Trading Day immediately preceding the declaration date for such distribution and the Holder will not otherwise participate in such distribution as a result of holding the Notes, then the Holder will be entitled to convert such Notes until the earlier of the close of business on the Trading Day immediately preceding the Ex-Dividend Date for such distribution and the Trading Day immediately preceding any public announcement by the Issuer that such distribution will not take place;

            (vi) if the Company distributes to all holders of Common Shares, cash or other assets, debt securities or rights to purchase securities of the Company, which distribution has a per Common Share value exceeding 5% of the Closing Sale Price of the Common Shares on the Trading Day immediately preceding the declaration date for such distribution and the Holder will not otherwise participate in such distribution as a result of holding Notes, then the Holder will be entitled to convert such Notes until the earlier of the close of business on the Trading Day immediately prior to the Ex-Dividend Date for such distribution and the Trading Day immediately prior to any public announcement by the Issuer that such distribution will not take place; and

            (vii) if a Designated Event occurs, then the Holder will be entitled to convert such Notes beginning 15 calendar days prior to the date announced by the Issuer or the Company as the anticipated effective date of the transaction until and including the date which is 15 days after the actual effective date of the transaction and, under certain circumstances, the Holder will be entitled to a Make Whole Premium as set forth in the Indenture.

            The initial conversion rate is 86.9565 Common Shares per $1,000 principal amount of Notes (subject to adjustment in the event of certain circumstances as specified in the Indenture, the "CONVERSION RATE"), or an effective initial conversion price of approximately $11.50 per share (subject to adjustment in the event of certain circumstances as specified in the Indenture, the "CONVERSION PRICE").

            Upon conversion, at the option of the Issuer, the Issuer may, in lieu of delivery of the Common Shares issuable upon conversion, deliver cash or a combination of cash and Common Shares in satisfaction of its obligations upon such conversion.

            The Issuer will deliver cash in lieu of any fractional share. Upon conversion, no payment or adjustment for any unpaid and accrued interest and additional interest, if any, on the Notes will be made, except in certain circumstances as specified in the Indenture. If a Holder surrenders a Note for conversion after the record date for the payment of interest but prior to the corresponding interest payment date, such Note, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest and additional interest, if any, thereon which has accrued and will accrue and be paid on the Notes being converted on the corresponding interest payment date, unless (1) the Notes have been called for redemption as described in the Indenture, (2) the Notes have been converted in connection with a Designated Event as described in the Indenture, or (3) if overdue interest, if any, exists at the time of conversion with respect to such Note.

            To convert a Note, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Note, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay funds equal to the interest payable on the next interest payment date to which such Holder is not entitled (as provided in the last sentence of the above paragraph) and (5) pay any transfer or similar tax if required. A Holder may convert a portion of a
      Note if the portion is $1,000 principal amount or a positive integral multiple of $1,000 principal amount.

            Any shares issued upon conversion of a Note shall bear the Restrictive Securities Legend until after the second anniversary of the later of the issue date for the Notes, the date in which the Issuer determines otherwise in accordance with applicable law, or the last date on which the Issuer, the Company or any of their respective affiliates was the owner of such shares or the Note (or any predecessor notes) from which such shares were converted (or such shorter period of time).

10. SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Debt. Each Holder by accepting a Note agrees to such subordination and authorizes the Trustee to give it effect.

11. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 principal amount and positive integral multiples of $1,000 principal amount. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Note selected for redemption in whole or in part, except the unredeemed portion of Notes to be redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of the Notes selected to be redeemed and in certain other circumstances provided in the Indenture.

12. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of such Note for all purposes.

13. MERGER OR CONSOLIDATION. The Issuer and the Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of their assets, whether in a single transaction or series of related transactions to any person unless (i) the Issuer or Company is the resulting Successor Company or the Successor Company is a corporation organized under the laws of the United States, any State thereof or the District of Columbia and such Successor Company assumes by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Issuer's and the Company's obligations under the Indenture and the Notes, including the conversion rights and, in the event that the Public Entity is required to assume the Company's obligations under the Guarantee, the Public Entity shall assume the obligations of the Company under that certain Contribution Agreement or any successor agreement on similar terms as the Contribution Agreement;
      (ii) immediately after giving effect to the transaction, no Default or Event of Default shall exist; and (iii) the Issuer and the Company deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture and the Notes.

14. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be modified or amended with the consent or vote of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default may be waived with the consent or vote of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the Indenture or the Notes may be modified or amended to cure any ambiguity or inconsistency, to comply with Sections 7.1 and 14.11 of the Indenture, to make any changes or modifications to the Indenture necessary in connection with the registration of the Notes under the Securities Act and the qualification of the Indenture under the TIA, to secure the obligations of the Issuer in respect of the Notes, or to add to covenants of the Issuer or the Company described in the Indenture for the benefit of Holders or to surrender any right or power conferred upon the Issuer.

15. DEFAULTS AND REMEDIES. An Event of Default includes the occurrence of any of the following: default in payment of principal and premium, if any, at maturity, upon redemption or exercise of a repurchase right or otherwise; default for 30 days in payment of interest or other amounts due; failure by the Issuer or the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Notes; certain payment defaults or the acceleration of other indebtedness of the Issuer or its subsidiaries; certain events of bankruptcy or insolvency involving the Issuer, the Company or any of the Company's subsidiaries; and failure by the Issuer to provide timely notice of the occurrence of a Designated Event. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately, except as provided in the Indenture. If an Event of Default specified in Sections 5.1(e) or (f) of the Indenture with respect to the Issuer or the Company occurs, the principal of and accrued interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment) if it determines that withholding notice is in the interests of the Holders. The Issuer and the Company must furnish an annual compliance certificate to the Trustee.

16. REGISTRATION RIGHTS. The Holders are entitled to registration rights as set forth in a Registration Rights Agreement (as defined in the Indenture). The Holders shall be entitled to receive liquidated damages in certain circumstances, all as set forth in the Registration Rights Agreement.

17. TRUSTEE DEALINGS WITH THE ISSUER. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

18. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

19. AUTHENTICATION. This Notes shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

      THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

                           Lions Gate Entertainment Corp.
                           Lions Gate Entertainment Inc.
                           2700 Colorado Avenue
                           Suite 200
                           Santa Monica, California 90404
                           Facsimile:  (310) 449-9200
                           Attention:  [_____________]

                               [FORM OF REVERSE]


[FORM OF ASSIGNMENT]
I or we assign to
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

___________________________________________

________________________________________________________________________________

________________________________________________________________________________
(please print or type name and address)

________________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Dated:________________________________      ____________________________________
                                            NOTICE: The signature on this
                                            assignment must correspond with the
                                            name as it appears upon the face of
                                            the within Note in every particular
                                            without alteration or enlargement or
                                            any change whatsoever and be
                                            guaranteed by a guarantor
                                            institution participating in the
                                            Securities Transfer Agents
                                            Medallion Program or in such other
                                            guarantee program acceptable to the
                                            Trustee.

Signature Guarantee:____________________________________________________________

            In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with transfer:

                                   [Check One]

(1) __________  to the Issuer, the Company or any of their respective subsidiaries; or

(2) __________  pursuant to and in compliance with Rule 144A under the
                Securities Act of 1933, as amended; or

(3) __________  pursuant to the exemption from registration provided by Rule
                144 under the Securities Act of 1933, as amended; or

(4) __________  pursuant to an effective registration statement under the
                Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Issuer or the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

      [ ] The transferee is an Affiliate of the Issuer or the Company. (If the Note is transferred to an Affiliate, the restrictive legend must remain on the Note for two years following the date of the transfer).

            Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
(3) or (4) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Issuer have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

            If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated: ________________________      Signed:____________________________________
                                            (Sign exactly as name appears on the
                                            other side of this Note)

Signature Guarantee:____________________________________________________________

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer and the Company as the undersigned has requested pursuant to Rule 144A or has determined transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:________________________________      ____________________________________
                                            NOTICE:  To be executed by an
                                            executive officer

                                CONVERSION NOTICE

To convert this Note into Common Shares of the Company, check the box: [ ]

To convert only part of this Note, state the principal amount to be converted (must be in multiples of $1,000):

$__________________

If you want the share certificate made out in another person's name, fill in the form below:


(Insert other person's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type other person's name, address and zip code)

Date: _________________________      Signature(s):______________________________
                                            ____________________________________
                                            (Sign exactly as your name(s)
                                            appear(s) on the other side of this
                                            Note)

Signature(s) guaranteed by:_____________________________________________________
      (All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

                                   SCHEDULE A
            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1)

      The following exchanges of a part of this Global Notes for an interest in another Global Note or for Notes in certificated form, have been made:

                         Amount of           Amount of            Principal amount       Signature or
                         decrease in         increase in          of this Global         authorized
                         Principal           Principal            Note following         signatory of
                         amount of this      amount of this       such decrease (or      Trustee or Note
Date of Exchange         Global Note         Global Note          increase)              Custodian


--------
(1) This is included in Global Notes only.